                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 11, 1996
- --------------------------------------------------------------------------------


                            Saga Communications, Inc.
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
- --------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


            1-11588                                    38-3042953
- --------------------------------------------------------------------------------
    (Commission File Number)                (IRS Employer Identification No.)


     73 Kercheval Avenue, Grosse Pointe Farms, Michigan               48236
- --------------------------------------------------------------------------------
          (Address of Principal Executive Offices)                  (Zip Code)


                                 (313) 886-7070
- --------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

      ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.
                  ----------------------------------

             (a)  Financial Statements of Business Acquired
                  -----------------------------------------

                  WNAX (a division of
                  Roy H. Park Broadcasting of the Midwest, Inc.):
                  ----------------------------------------------

                  Report of Independent Auditors

                  Balance Sheet at December 31, 1995

                  Statement of Operations for the year ended December 31, 1995

                  Statement of Division Control for the year ended December 31, 1995

                  Statement of Cash Flows for the year ended December 31, 1995

                  Notes to Financial Statements

                  Unaudited Condensed Balance Sheet at March 31, 1996

                  Unaudited Condensed Statement of Income for the three month periods ended March 31, 1996 and 1995

                  Unaudited Condensed Statement of Cash Flows for the three month periods ended March 31, 1996 and 1995

                  Notes to Unaudited Financial Statements


                  Ocean Coast Properties:
                  -----------------------

                  Report of Independent Auditors

                  Balance Sheets at December 31, 1995 and December 25, 1994

                  Statements of Earnings and Retained Earnings for the years ended December 31, 1995 and December 25, 1994

                  Statement of Cash Flows for the years ended December 31, 1995 and December 25, 1994

                  Notes to Financial Statements

                  ----------------------------------------------

                  Unaudited Condensed Balance Sheet at March 31, 1996

                  Unaudited Condensed Statement of Income for the three month periods ended March 31, 1996 and 1995

                  Unaudited Condensed Statement of Cash Flows for the three month periods ended March 31, 1996 and 1995

                  Notes to Unaudited Financial Statements


             (b)  Pro Forma Financial Statements
                  ------------------------------

                  Pro Forma Combined Condensed Financial Statements (Unaudited):
                  --------------------------------------------------------------

                  Unaudited Pro Forma Combined Condensed Balance Sheet at March 31, 1996

                  Unaudited Pro Forma Combined Condensed Statement of Operations For the year ended December 31, 1995 and the three month period ended March 31, 1996

                  Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)

             (c)  Exhibits
                  --------

                  See exhibit index annexed hereto.

                                  Exhibit Index
                                  -------------



 Item 601
  Exhibit
   Table
 Reference        Exhibit Title
 ---------        -------------

   (23)(a)        Consent of Ernst & Young LLP

   (23)(b)        Consent of Baker Newman & Noyes LLC


- --------------------------------------------------------------------------------

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SAGA COMMUNICATIONS, INC.
                                       Registrant


                                       By:/s/ Norman L. McKee
                                          -----------------------------------
                                       Norman L. McKee
                                       Senior Vice President, Chief Financial
                                       Officer and Treasurer


Dated:  August 13, 1996

                                        Financial Statements

                                        WNAX, A Division of Roy H.
                                        Park Brodcasting of the Midwest,
                                        Inc.

                                        Period beginning January 1, 1995 and
                                        ending May 10, 1995
                                                and
                                        Period beginning May 11, 1995 and
                                        ending December 31, 1995
                                        with Report of Independent Auditors

















                         [LOGO] ERNST & YOUNG LLP

                         Report of Independent Auditors



The Board of Directors and Stockholders
Saga Communications, Inc.


We have audited the accompanying balance sheet of WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.) as of December 31, 1995, and the related statements of operations, division control, and cash flows for the period beginning May 11, 1995 and ending December 31, 1995 and for the period beginning January 1, 1995 and ending May 10, 1995 of WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc. (predecessor company)). These financial statements are the responsibility of WNAX's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.) at December 31, 1995, and the results of its operations and its cash flows for the period beginning May 11, 1995 and ending December 31, 1995 in conformity with generally accepted accounting principles and the results of operations and cash flows of WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc. (predecessor company)) for the period beginning January 1, 1995 and ending May 10, 1995 in conformity with generally accepted accounting principles.

Detroit, Michigan
June 7, 1996


                                        /s/ Ernst & Young LLP

      WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.)

                                  Balance Sheet

                                December 31, 1995

ASSETS
Current assets:
   Cash                                                             $    26,873
   Accounts receivable, less allowance for doubtful
      accounts of $1,077                                                290,119

   Prepaid expenses and other assets                                     28,584
   Barter transactions                                                   21,390
   Income tax receivable                                                 30,829
                                                                    -----------
Total current assets                                                    397,795

Property and equipment:
   Land                                                                 130,000
   Buildings and land improvements                                      542,362
   Broadcast equipment                                                  425,339
   Towers and antennae                                                  326,100
   Transmitters                                                          61,200
   Furniture and fixtures                                               197,648
   Vehicles                                                              69,100
   Construction in progress                                               1,962
                                                                    -----------
                                                                      1,753,711
   Less accumulated depreciation                                       (103,484)
                                                                    -----------
Net property and equipment                                            1,650,227

Intangible assets:
   Identifiable, principally broadcast licenses, net of
      accumulated amortization of $125,470                            6,251,678
   Excess of cost over fair value of assets acquired,
      net of accumulated amortization of $43,790                      2,677,924
                                                                    -----------
Net intangible assets                                                 8,929,602
                                                                    -----------
Total assets                                                        $10,977,624
                                                                    ===========



LIABILITIES AND DIVISION CONTROL
Current liabilities:
   Accounts payable                                                 $     8,798
   Accrued expenses:
      Interest                                                          387,632
      Payroll and payroll related                                        20,345
      Property taxes                                                     21,600
      Other                                                               2,245
   Intercompany payable, Park Broadcasting, Inc.                         85,417
   Barter transactions                                                  319,275
                                                                    -----------
Total current liabilities                                               845,312



Noncurrent liabilities:
   Debt allocated from Park Acquisition Company                       8,527,629
   Deferred income taxes                                              2,438,964
                                                                    -----------
Total noncurrent liabilities                                         10,966,593




Division control                                                       (834,281)
                                                                    -----------
Total liabilities and division control                              $10,977,624
                                                                    ===========

See accompanying notes.
                                                                              3

      WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.)

                            Statements of Operations

                                                                                     TWELVE MONTHS
                                                                                         ENDED
                                                                                   DECEMBER 31, 1995
                                       JANUARY 1, 1995-       MAY 11, 1995 -          (MEMORANDUM
                                         MAY 10, 1995        DECEMBER 31, 1995           ONLY)
                                     -----------------------------------------------------------------
                                        (PREDECESSOR)
Net operating revenue                     $1,070,280             $1,629,575            $2,699,855

Operating expenses:
   Programming and technical                 281,228                559,407               840,635
   Selling                                   116,836                232,338               349,174
   General and administrative                200,370                392,288               592,658
   Depreciation                               49,415                103,484               152,899
   Amortization                                3,886                169,258               173,144
                                     -----------------------------------------------------------------
Total operating expenses                     651,735              1,456,775             2,108,510

Operating profit                             418,545                172,800               591,345

Other income and expenses:
   Interest expense                                -               (807,866)             (807,866)
   Other income                                  749                  3,678                 4,427
   Loss on sale of assets                          -                 (1,620)               (1,620)
                                     -----------------------------------------------------------------
Loss before income tax                       419,294               (633,008)             (213,714)
Income tax provision (benefit)               146,126               (207,524)              (61,398)
                                     -----------------------------------------------------------------
Net loss                                  $  273,168             $ (425,484)           $ (152,316)
                                     =================================================================


See accompanying notes.
                                                                              4

      WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.)

                         Statements of Division Control



Balance, December 31, 1994                                       $ 2,851,242
Net income                                                           273,168
                                                                 -----------
Balance, May 10, 1995                                              3,124,410
Purchase of predecessor company                                   (3,124,410)
Net loss                                                            (425,484)
Dividend to Park Broadcasting, Inc. (Note 1)                        (408,797)
                                                                 -----------
Balance, December 31, 1995                                       $  (834,281)
                                                                 ===========



See accompanying notes.

                 WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.)

                                     Statements of Cash Flows


                                                                                               TWELVE MONTHS
                                                                                                   ENDED
                                                                                             DECEMBER 31, 1995
                                                  JANUARY 1, 1995-        MAY 11, 1995 -         (MEMORANDUM
                                                     MAY 10, 1995      DECEMBER 31, 1995            ONLY)
                                               ----------------------------------------------------------------
                                                   PREDECESSOR
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                   $ 273,168              $(425,484)            $(152,316)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
     Depreciation and amortization                     53,301                272,742               326,043
     Barter revenues, net of barter expenses                                (110,902)             (110,902)
     Loss on sale of assets                                                   (1,620)               (1,620)
     Increase (decrease) in deferred taxes              3,029                 (2,719)                  310
     Changes in assets and liabilities:
        (Increase) decrease in receivables and
          prepaids                                    (88,373)               129,991                41,618
        Increase (decrease) in accounts
          payable and accrued expenses                (28,382)               241,409               213,027
                                                 --------------------------------------------------------------
Total adjustments                                     (60,425)               528,901               468,476
                                                 --------------------------------------------------------------
Net cash provided by operating activities             212,743                103,417               316,160

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net            (85,504)               (25,367)             (110,871)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from parent company transfers           (176,703)               (78,264)             (254,967)
                                                 --------------------------------------------------------------
Net decrease in cash                                  (49,464)                  (214)              (49,678)

Cash, beginning of period                              76,551                 27,087                76,551
                                                 --------------------------------------------------------------
Cash, end of period                                 $  27,087              $  26,873             $  26,873
                                                 ==============================================================


See accompanying notes.

      WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.)

                          Notes to Financial Statements

                              December 31, 1995



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

WNAX is an AM and FM radio station which broadcasts from Yankton, South Dakota. The station serves the South Dakota, Nebraska, Iowa, Minnesota, and North Dakota markets.

OWNERSHIP AND BASIS OF PRESENTATION

WNAX is a division of Roy H. Park Broadcasting of the Midwest, Inc. which is a subsidiary of Park Broadcasting, Inc. (Park) and is not a separate legal entity. The intercompany account contains all activity with Park, and since May 11, 1995, bears interest at approximately 5-6%. Park Broadcasting, Inc. is a subsidiary of Park Communications, Inc.

On May 11, 1995, Park Communications, Inc., formerly a public company, was acquired by Park Acquisition Company through a 100% stock purchase, and became a private company. Park Broadcasting, Inc. maintained control of WNAX after the acquisition.

The acquisition by Park Acquisition Company resulted in a change in control of WNAX and Park Acquisition has elected to allocate the purchase price to the operations of the entities acquired, including WNAX. The accompanying financial statements include the operations of WNAX from the date of purchase (May 11, 1995) through December 31, 1995, as well as the predecessor's operations from January 1, 1995 through May 10, 1995. The combined operations and cash flows for the twelve month period ended December 31, 1995, are shown in the financial statements for presentation purposes only and are not intended to represent the results of operations or cash flows in accordance with generally accepted accounting principles.

      WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.)

                        Notes to Financial Statements




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The purchase accounting adjustment allocated to WNAX based on the estimated fair value of assets and liabilities was as follows:

                     Property and equipment               $  459,389
                     Intangible assets                     8,811,650
                     Intercompany account                 (1,611,561)
                     Allocated debt                       (8,527,629)
                     Deferred taxes                       (2,256,259)
                     Retained earnings                     3,124,410

The debt allocation was based on the net assets of WNAX with interest at 13.5%, 10.5% payable semiannually, with the remainder due when the debt was retired. The original term of the debt was 20 years with no principal due until the third year. The debt was secured by the net assets of WNAX and was eliminated in 1996 increasing the intercompany account payable.

In 1995, WNAX paid management fees of $132,000 to Park.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. Depreciation is provided using the straight-line method over three to forty years.

INTANGIBLE ASSETS

Intangibles are being amortized over twenty-three to forty years on a straight-line basis.

      WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.)

                        Notes to Financial Statements




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BARTER TRANSACTIONS

WNAX trades air time for goods and services used principally for promotional, sales and other business activities. An asset and a liability is recorded at the fair market value of goods or services received. Barter revenue is recorded when commercials are broadcast, and barter expense is recorded when goods or services are received or used. In 1995, Park transferred a barter liability to WNAX for which no goods or services were received by WNAX. The barter transfer has been recorded as a dividend to the parent company in the amount of $408,797. Barter revenue and expense for the year ended December 31, 1995 was as follows:

                     Barter revenue                       $187,751
                     Barter expense                         66,015

REVENUE RECOGNITION POLICY

Revenue is recognized as commercials are broadcast.

INCOME TAXES

WNAX is included in the consolidated tax returns of Park. Tax expense has been allocated to WNAX based on their own results of operations. These financial statements reflect a provision for income taxes on a stand-alone basis at statutory rates. The effective rate differs from the statutory rate primarily due to non-deductible amortization. The related current income tax liability is settled through the intercompany account and does not represent a cash transaction. The major component of the deferred tax liability is the financial reporting and tax basis differences for property and equipment and identifiable intangibles.

2. CONCENTRATION OF CREDIT RISK

WNAX sells advertising to local and national companies throughout the United States. WNAX performs ongoing credit evaluations of its customers and generally does not require collateral. WNAX maintains an allowance for doubtful accounts at a level which management believes is sufficient to cover potential credit losses.

      WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.)

                          Notes to Financial Statements




3. COMMITMENTS

WNAX leases certain land, buildings, and equipment under noncancellable operating leases. Rent expense for the year ended December 31, 1995 was $7,770. Minimum annual rental commitments under noncancellable operating leases consist of the following:

                     1996                           $  7,380
                     1997                              1,200
                     1998                              1,200
                     1999                              1,200
                     2000                              1,200
                     Thereafter                      105,000
                                                    --------
                                                    $117,180
                                                    ========

4. SUBSEQUENT EVENTS (UNAUDITED)

On June 11, 1996, the WNAX AM and FM broadcast licenses and property and equipment were sold for $7,000,000 cash to Saga Communications, Inc. The carrying value of assets sold amounted to $10,500,000 resulting in a $2,300,000 loss to Park net of Federal income tax benefit of $1,200,000.

       WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.)

                             Condensed Balance Sheet
                                 March 31, 1996
                             (dollars in thousands)
                                    Unaudited


ASSETS
Current assets:
   Cash and temporary investments      $    26
   Accounts receivable, net                480
   Prepaid expenses                         24
   Other current assets                     91
                                       -------
Total current assets                       621

Property and equipment                   1,846
   Less accumulated depreciation          (153)
                                       -------
Net property and equipment               1,693

Intangible assets:
   Excess of cost over fair value of
     assets acquired, net                2,661
   Identifiable, principally
     broadcast license, net              6,200
                                       -------
Net intangible assets:                   8,861
                                       -------
Total assets                           $11,175
                                       =======



See notes to unaudited condensed financial statements.

       WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.)

                             Condensed Balance Sheet
                                 March 31, 1996
                             (dollars in thousands)
                                    Unaudited



LIABILITIES AND DIVISION CONTROL
Current liabilities
   Accounts payable                            $    38
   Accrued expenses:
    Interest                                       675
    Other                                           62
   Barter transactions                             263
                                               -------
Total current liabilities                        1,038

Non-current liabilities
Deferred income taxes                            2,439
Debt allocated from Park Acquisition Company     8,527

Division control                                  (829)

                                               -------
Total liabilities and division control         $11,175
                                               =======



See notes to unaudited condensed financial statements.

       WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.)

                         Condensed Statements of Income
                             (dollars in thousands)
                                    Unaudited


                                       THREE MONTHS
                                           ENDED
                                         MARCH 31,
                                        -----------
                                        1996   1995
                                        -----------
Net operating revenue                   $911   $823

Operating expenses:
   Programming and technical             229    189
   Selling                               106     91
   Station general and administrative    154    151
   Depreciation and amortization         118     37
                                        -----------
                                         607    468
                                        -----------
Operating profit                         304    355

Other expenses:
   Interest expense                      288      -
                                        -----------
Income before income tax                  16    355
Income tax provision                      11    122
                                        -----------
Net income                              $  5   $233
                                        ===========



See notes to unaudited condensed financial statements.

       WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.)

                       Condensed Statements of Cash Flows
                             (dollars in thousands)
                                    Unaudited
                                                 THREE MONTHS ENDED
                                                     MARCH 31,
                                                   1996      1995
                                                 ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                        $   5     $ 233
Adjustments to reconcile net loss to net cash
  provided by operating activities:
     Depreciation and amortization                  118        37
     Barter revenue, net of barter expense          (70)       (5)
     Increase in deferred taxes                      12      (211)
     Change in assets and liabilities:
       Increase in receivables and prepaids        (186)     (144)
       Increase in accounts payable and accrued
         expenses                                   334       370
                                                  ---------------
Total adjustments                                   208        47
                                                  ---------------
Net cash provided by operating activities         $ 213     $ 280


CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment            (92)      (78)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net payments to parent company                  (122)     (251)
                                                  ---------------

Net decrease in cash and temporary
  investments                                        (1)      (49)
Cash and temporary investments,
  beginning of period                                27        77
                                                  ---------------
Cash and temporary investments, end
  of period                                       $  26     $  28
                                                  ===============



See notes to unaudited condensed financial statements.

       WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.)
                     Notes to Condensed Financial Statements
                                    Unaudited

1.  BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the audited financial statements and footnotes thereto of WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc. contained elsewhere herein.

2  SUBSEQUENT EVENT

On June 11, 1996, substantially all of the assets of WNAX AM/FM were acquired by Saga Communications, Inc. for approximately $7,000,000.

                                    [LOGO]


                             BAKER NEWMAN & NOYES
                                            LIMITED LIABILITY COMPANY

                         CERTIFIED PUBLIC ACCOUNTANTS





                         INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Ocean Coast Properties

We have audited the accompanying balance sheets of Ocean Coast Properties as of December 31, 1995 and December 25, 1994, and the related statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Ocean Coast Properties at December 31, 1995 and December 25, 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        /s/ Baker Newman & Noyes

February 1, 1996                                Limited Liability Company

        ONE HUNDRED MIDDLE STREET, P.O. BOX 507, PORTLAND, MAINE 04112
                        * 207-774-5871 * 207-774-1793

                             OCEAN COAST PROPERTIES

                                 BALANCE SHEETS

                     December 31, 1995 and December 25, 1994

                                     ASSETS
                                     ------

                                                                     1995         1994
                                                                     ----         ----
Current assets:
  Cash                                                           $   33,295   $   72,408
  Accounts receivable, less allowance for doubtful accounts of
     $42,007 in 1995 and $35,279 in 1994 (note 5)                   485,301      450,323
  Prepaid expenses                                                   13,099       13,725
                                                                 ----------   ----------

     Total current assets                                           531,695      536,456

Property and equipment:
  Building                                                          410,370      410,370
  Transmitting equipment                                            283,096      256,803
  Studio and technical equipment                                    127,588      125,165
  Other equipment                                                   199,365      197,219
  Leasehold improvements                                              4,128        4,128
  Vehicles                                                           63,990       50,748
                                                                 ----------   ----------

                                                                  1,088,537    1,044,433
  Less accumulated depreciation and amortization                    690,357      681,913
                                                                 ----------   ----------

     Net property and equipment                                     398,180      362,520

Intangible assets                                                   108,665      108,665
                                                                 ----------   ----------

                                                                 $1,038,540   $1,007,641
                                                                 ==========   ==========

See accompanying notes.

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                               1995        1994
                                                               ----        ----
Current liabilities:
  Accounts payable                                         $   59,304   $   31,482
  Accrued payroll                                              34,706       21,375
  Other accrued liabilities                                    13,633       19,023
                                                           ----------   ----------

     Total current liabilities                                107,643       71,880

Commitments (note 3)

Stockholders' equity:
  Common stock, $100 par value. Authorized 2,000 shares;
     issued and outstanding 1,600 shares                      160,000      160,000
  Paid-in capital                                              50,000       50,000
  Retained earnings                                           720,897      725,761
                                                           ----------   ----------

     Total stockholders' equity                               930,897      935,761


                                                           ----------   ----------

                                                           $1,038,540   $1,007,641
                                                           ==========   ==========


See accompanying notes.

                             OCEAN COAST PROPERTIES

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS

               Years Ended December 31, 1995 and December 25, 1994


                                                  1995           1994
                                                  ----           ----
Operating revenue (note 5):
  Broadcasting, net of commissions (note 4)   $ 2,985,081    $ 2,911,345
  Other                                           100,136        105,940
                                              -----------    -----------

                                                3,085,217      3,017,285

Operating expenses:
  Technical                                        15,585         14,801
  Programming                                     476,394        440,048
  Selling                                         852,450        830,844
  General and administrative                      730,527        711,812
                                              -----------    -----------

                                                2,074,956      1,997,505
                                              -----------    -----------

     Operating income                           1,010,261      1,019,780

Other income (expense):

  Gain on sale of vehicle                           7,650              -
  Interest income                                   3,038          5,958
  Interest expense                                   (113)             -
                                              -----------    -----------

                                                   10,575          5,958
                                              -----------    -----------

Net earnings                                    1,020,836      1,025,738

Retained earnings, beginning of year              725,761        717,023

Dividends paid                                 (1,025,700)    (1,017,000)
                                              -----------    -----------

Retained earnings, end of year                $   720,897    $   725,761
                                              ===========    ===========


Earnings per common share                     $    638.02    $    641.09
                                              ===========    ===========



See accompanying notes.

                             OCEAN COAST PROPERTIES

                            STATEMENTS OF CASH FLOWS

               Years Ended December 31, 1995 and December 25, 1994

                                                                   1995          1994
                                                                   ----          ----
Cash flows from operating activities:
  Net earnings                                                 $ 1,020,836    $ 1,025,738
  Adjustments to reconcile net earnings to net cash provided by operating activities:
      Depreciation                                                  37,454         41,101
      Gain on sale of vehicle                                       (7,650)            --
      Provision for doubtful accounts                               19,035         18,254
      Changes in operating assets and liabilities:
         Increase in accounts receivable                           (54,013)       (75,318)
         Decrease in prepaid expenses                                  626            146
         Increase in accounts payable and accrued expenses          35,763             89
                                                               -----------    -----------

  Net cash provided by operating activities                      1,052,051      1,010,010

Cash flows from investing activities:
  Proceeds from sale of vehicle                                      7,650             --
  Purchase of property and equipment                               (73,114)       (24,862)
                                                               -----------    -----------

  Net cash used in investing activities                            (65,464)       (24,862)

Cash flows from financing activities:
  Dividends paid                                                (1,025,700)    (1,017,000)
                                                               -----------    -----------

  Net cash used by financing activities                         (1,025,700)    (1,017,000)
                                                               -----------    -----------

Net decrease in cash                                               (39,113)       (31,852)

Cash at beginning of year                                           72,408        104,260
                                                               -----------    -----------

Cash at end of year                                            $    33,295    $    72,408
                                                               ===========    ===========


Supplemental Disclosure of Cash Flows
- -------------------------------------

Cash paid for interest during the years ended December 31, 1995 and December 25, 1994 was $113 and $-0-, respectively.

See accompanying notes.

                             OCEAN COAST PROPERTIES

                          NOTES TO FINANCIAL STATEMENTS

                     December 31, 1995 and December 25, 1994


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Operations
     ----------

     The Company operates an AM and FM radio station in Portland, Maine. The Company operates on a 52/53 week year, ending on the last Sunday in December. 1995 had 53 weeks. Substantially all revenue is generated through sales of advertising time to customers in Southern Maine.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising Costs
     -----------------

     Advertising costs are expensed as incurred.

     Property and Equipment
     ----------------------

     Property and equipment is stated at cost. Depreciation is provided over the estimated lives of the assets using the straight-line method. Repair and maintenance costs are expensed as incurred.

     Intangible Assets
     -----------------

     Intangible assets represent the excess of cost over the underlying value of the net operating assets of the radio station acquired by the Company prior to October 17, 1970, the effective date of Accounting Principles Board Opinion No. 17. These intangible assets are not being amortized since, in the opinion of management, there has been no reduction in their value.

     Income Taxes
     ------------

     The Company has elected S-corporation status under the provisions of the Internal Revenue Code. As an S-corporation, the income or loss is included in the tax returns of the stockholders and, accordingly, the Company has not provided for federal or state income taxes.

     Earnings Per Common Share
     -------------------------

     Earnings per common share is computed based on the weighted average number of common shares outstanding during the year.

                             OCEAN COAST PROPERTIES

                          NOTES TO FINANCIAL STATEMENTS

                     December 31, 1995 and December 25, 1994



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     ------------------------------------------------------

     Statement of Cash Flow
     ----------------------

     For purposes of the statement of cash flows, cash includes cash in bank and money market accounts.

     Fair Values of Financial Instruments
     ------------------------------------

     In 1995, the Company adopted Statement of Financial Accounting Standards No. 107 Disclosures About Fair Values of Financial Instruments which requires disclosures about the fair values of financial instruments whether or not these items are recognized on the balance sheet. The fair value is defined as the amount at which an instrument could be exchanged in a transaction between willing parties; financial instruments, in general, are items which can be converted into, or settled with, cash.

     Due to the short-term nature of the Company's financial instruments, the carrying value of cash, accounts receivable, accounts payable, accrued payroll, and other accrued liabilities approximates their fair value.

2.   NOTES PAYABLE
     -------------

     The Company maintains an unsecured line of credit agreement. The Company may borrow up to $400,000. The note, which bears interest at prime, is due on demand and expires April 30, 1996. The Company had no outstanding balance on December 31, 1995 or December 25, 1994.

3.   COMMITMENTS
     -----------

     The Company rents space for transmitting facilities under a five year lease which expires in December 1997. The lease calls for future minimum rentals of $22,800 yearly for 1994 through 1997. The lease contains four additional renewal options of five years each.

     Rental expense was approximately $22,800 for 1995 and 1994.

4.   NONMONETARY TRANSACTIONS
     ------------------------

     The Company trades unsold advertising time in exchange for goods and services. For the most part, the amount of revenue recorded is based upon the fair market value of the goods or services received. Revenue is recognized when the advertising is aired and expenses are recorded when the goods or services are received. Differences are recorded as receivables or payables. During the years ended December 31, 1995 and December 25, 1994, earned revenue through trade sales was $77,798 and $83,208, respectively.

                             OCEAN COAST PROPERTIES

                          NOTES TO FINANCIAL STATEMENTS

                     December 31, 1995 and December 25, 1994



5.   CONCENTRATIONS OF CREDIT RISK
     -----------------------------

     Concentrations of credit risk for the Company pertains mainly to operating revenue and accounts receivable. At December 31, 1995 and December 25, 1994, the following industries comprise the major concentrations of revenue.

                                                                 % of
         Industry                                        Operating Revenue
         --------                                        -----------------
                                                         1995        1994
                                                         ----        ----

      Auto dealers and rentals                           16%         21%

      Department stores                                  13%         10%

    At December 31, 1995 and December 25, 1994, the following industries comprise the major concentration of accounts receivable:

                                                                 % of
         Industry                                        Accounts Receivable
         --------                                        -------------------
                                                         1995        1994
                                                         ----        ----

      Auto dealers and rentals                           8.6%       12.6%

      Department stores                                 19.3%       10.9%

                             Ocean Coast Properties

                             Condensed Balance Sheet
                                 March 31, 1996
                             (dollars in thousands)
                                    Unaudited

ASSETS
Current assets:
   Cash and temporary investments   $   17
   Accounts receivable, net            370
   Prepaid expenses                     22
                                    ------
Total current assets                   409

Property and equipment               1,120
   Less accumulated depreciation      (701)
                                    ------
Net property and equipment             419

Intangible assets                      109
                                    ------
Total assets                        $  937
                                    ======



See notes to unaudited condensed financial statements.

                             Ocean Coast Properties

                             Condensed Balance Sheet
                                 March 31, 1996
                             (dollars in thousands)
                                    Unaudited

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable                          $ 22
   Accrued payroll                             22
   Other accrued expenses                      47
   Notes payable                               40
                                             ----
Total current liabilities                     131

Stockholders' equity:
   Common stock                               160
   Paid-in capital                             50
   Retained earnings                          596
                                             ----
Total stockholders' equity                    806

                                             ----
Total liabilities and stockholders' equity   $937
                                             ====



See notes to unaudited condensed financial statements.

                             Ocean Coast Properties

                         Condensed Statements of Income
                             (dollars in thousands)
                                    Unaudited

                                         THREE MONTHS
                                            ENDED
                                           MARCH 31,
                                         ------------
                                          1996   1995
                                         ------------

Net operating revenue                     $535   $494

Operating expenses:
   Programming and technical               120    117
   Selling                                 113    106
   Station general and administrative      135    133
   Corporate general and administrative     36     36
   Depreciation and amortization            10     10
                                          -----------
                                           414    402
                                          -----------
Operating profit                           121     92

Other expenses:
   Interest expense                          -      -
                                          -----------
Net income                                $121   $ 92
                                          ===========


See notes to unaudited condensed financial statements.

                             Ocean Coast Properties

                       Condensed Statements of Cash Flows
                             (dollars in thousands)
                                    Unaudited

                                                THREE MONTHS ENDED
                                                     MARCH 31,
                                                  1996     1995
                                                ------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                        $ 121   $  92
Adjustments to reconcile net loss to net cash
  provided by operating activities:
     Depreciation and amortization                   10      10
     Change in assets and liabilities:
       Decrease in receivables and prepaids         107      53
       Increase (decrease) in accounts payable
         and accrued expenses                       (17)     19
                                                  -------------
Total adjustments                                   100      82
                                                  -------------
Net cash provided by operating activities         $ 221   $ 174


CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment            (31)     (7)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from bank borrowings                 40      25
   Dividends paid                                  (246)   (251)
                                                  -------------
Net cash used in financing activities              (206)   (226)

Net decrease in cash and temporary
  investments                                       (16)    (59)
Cash and temporary investments,
  beginning of period                                33      72
                                                  -------------
Cash and temporary investments, end
  of period                                       $  17   $  13
                                                  =============



See notes to unaudited condensed financial statements.

                             Ocean Coast Properties
                     Notes to Condensed Financial Statements
                                    Unaudited

1.  BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the audited financial statements and footnotes thereto of Ocean Coast Properties contained elsewhere herein.

2.  INCOME TAXES

The Company has elected S-corporation status under the provisions of the Internal Revenue Code. As an S-corporation, the income or loss is included in the tax returns of the stockholders and, accordingly, the Company has not provided for federal or state income taxes.

3.  SUBSEQUENT EVENT

On June 18, 1996, substantially all of the assets of Ocean Coast Properties were acquired by Saga Communications, Inc. for approximately $10,000,000.

                    Saga Communications, Inc., WNAX and WPOR

                                      Pro Forma Combined Condensed Balance Sheet
                                                    March 31, 1996
                                                (dollars in thousands)
                                                       Unaudited


                                                 SAGA
                                            COMMUNICATIONS,      WNAX           WPOR         PRO FORMA       PRO FORMA
                                                  INC.                                      ADJUSTMENTS       COMBINED
                                            --------------------------------------------------------------------------

ASSETS
Current assets:
    Cash and temporary investments             $  2,468        $    26         $   17        $   (43) (1)    $  2,468
    Accounts receivable, net                      7,550            480            370           (850) (1)       7,550
    Prepaid expenses                                833             24             22            (46) (1)         833
    Other current assets                          1,008             91              -            (67) (1)       1,032
    Lease receivable                                650              -              -                             650
                                               ----------------------------------------------------------------------
Total current assets                             12,509            621            409         (1,006)          12,533

Property and equipment                           57,000          1,846          1,120          1,537  (2)      61,503
    Less accumulated depreciation               (30,914)          (153)          (701)           854  (2)     (30,914)
                                               ----------------------------------------------------------------------
Net property and equipment                       26,086          1,693            419          2,391           30,589

Other assets:
    Excess of cost over fair value of
       assets acquired, net                      20,540          2,661            109         (2,770) (1)      20,540
    Broadcast licenses, net                       8,750          6,200              -          6,313  (2)      21,263
    Other intangibles, net                        4,852              -              -            283  (2)       5,135
                                               ----------------------------------------------------------------------
Total other assets                               34,142          8,861            109          3,826           46,938
                                               ----------------------------------------------------------------------
                                               $ 72,737        $11,175         $  937        $ 5,211         $ 90,060
                                               ======================================================================





See notes to unaudited pro forma combined condensed financial statements.

                    Saga Communications, Inc., WNAX and WPOR

                                      Pro Forma Combined Condensed Balance Sheet
                                                    March 31, 1996
                                                (dollars in thousands)
                                                       Unaudited


                                                 SAGA
                                            COMMUNICATIONS,    WNAX            WPOR         PRO FORMA      PRO FORMA
                                                 INC.                                      ADJUSTMENTS     COMBINED
                                            ------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable                           $   590        $    38           $ 22        $   (60) (1)    $   590
    Other current liabilities                    3,592          1,000             69           (746) (1)      3,915
    Current portion of long-term debt            6,449              -             40            (40) (1)      6,449
                                               --------------------------------------------------------------------
Total current liabilities                       10,631          1,038            131           (846)         10,954



Deferred income taxes                            2,699          2,439              -         (2,439) (1)      2,699
Long-term debt                                  29,605          8,527              -          8,473  (3)     46,605
Broadcast program rights                           624              -              -                            624


STOCKHOLDERS' EQUITY:
    Common stock                                    80              -            160           (160) (1)         80
    Additional paid-in capital                  35,637              -             50            (50) (1)     35,637
    Note receivable from principal
       stockholder                                (756)             -              -                           (756)
    Accumulated deficit                         (5,783)          (829)           596            233  (1)     (5,783)
                                               --------------------------------------------------------------------
Total stockholders' equity                      29,178           (829            806             23          29,178
                                               --------------------------------------------------------------------
                                               $72,737        $11,175           $937        $ 5,211         $90,060
                                               ====================================================================





See notes to unaudited pro forma combined condensed financial statements.

                    Saga Communications, Inc., WNAX and WPOR

                                   Pro Forma Combined Condensed Statement of Income
                                       For The Three Months Ended March 31, 1996
                                         (in thousands except per share data)
                                                       Unaudited


                                                   SAGA
                                              COMMUNICATIONS,     WNAX           WPOR        PRO FORMA       PRO FORMA
                                                   INC.                                     ADJUSTMENTS      COMBINED
                                              ------------------------------------------------------------------------




Net operating revenue                            $10,955          $911           $535                         $12,401


Operating expenses:
    Programming and technical                      2,872           229            120                           3,221
    Selling                                        3,094           106            113                           3,313
    Station general and administrative             1,897           154            135         $( 34)(7)         2,152
    Corporate general and administrative             748             -             36           (36)(7)           748
    Depreciation and amortization                  1,269           118             10           188 (4)         1,585
                                                 --------------------------------------------------------------------
                                                   9,880           607            414           118            11,019
                                                 --------------------------------------------------------------------
Operating profit                                   1,075           304            121          (118)            1,382

Other expenses:
    Interest expense                                 733           288              -            20 (5)         1,041
    Loss on the sale of assets                         3             -              -                               3
                                                 --------------------------------------------------------------------
Income before income tax                             339            16            121          (138)              338
Income tax provision                                 145            11              -           (11)(6)           145
                                                 --------------------------------------------------------------------
Net income                                       $   194          $  5           $121         $(127)          $   193
                                                 ====================================================================

Net earnings per common and equivalent share
    (primary and fully diluted)                  $   .02                                                      $   .02
                                                 =======                                                      =======

Shares used in computing earnings per
    share                                          8,153                                                        8,153
                                                 =======                                                      =======





See notes to unaudited pro forma combined condensed financial statements.

                    Saga Communications, Inc., WNAX and WPOR

                                   Pro Forma Combined Condensed Statement of Income
                                         For The Year Ended December 31, 1995
                                         (in thousands except per share data)
                                                       Unaudited


                                                   SAGA
                                              COMMUNICATIONS,     WNAX           WPOR        PRO FORMA      PRO FORMA
                                                   INC.                                     ADJUSTMENTS      COMBINED
                                              -----------------------------------------------------------------------




Net operating revenue                            $49,699         $2,704         $3,085                       $55,488


Operating expenses:
    Programming and technical                     11,114            841            492       $   (13)(7)      12,434
    Selling                                       14,255            349            852            (1)(7)      15,455
    Station general and administrative             7,067            593            693          (299)(7)       8,054
    Corporate general and administrative           2,816              -              -                         2,816
    Depreciation and amortization                  6,551            326             37           898 (4)       7,812
                                                 -------------------------------------------------------------------
                                                  41,803          2,109          2,074           585          46,571
                                                 -------------------------------------------------------------------
Operating profit                                   7,896            595          1,011          (585)          8,917

Other expenses:
    Interest expense                               3,319            808             (3)          424 (5)       4,548
    (Gain) loss on the sale of assets               (221)             1             (7)                         (227)
                                                 -------------------------------------------------------------------
Income before income tax                           4,798           (214)         1,021        (1,009)          4,596
Income tax provision (benefit)                     2,120            (61)             -           (28)(6)       2,031
                                                 -------------------------------------------------------------------
Net income (loss)                                $ 2,678         $ (153)        $1,021         $(981)        $ 2,565
                                                 ===================================================================

Net earnings per common and equivalent share
    (primary and fully diluted)                  $   .33                                                     $   .32
                                                 =======                                                     =======

Shares used in computing earnings per
    share                                          8,121                                                       8,121
                                                 =======                                                     =======




See notes to unaudited pro forma combined condensed financial statements.

                            Saga Communications, Inc.
           Notes to Pro Forma Combined Condensed Financial Statements
                                    Unaudited



1.  BASIS OF PRESENTATION

The unaudited Pro Forma Combined Condensed Statement of Income for the year ended December 31, 1995 and the three months ended March 31, 1996 reflect the acquisitions of WNAX AM/FM and WPOR AM/FM by Saga Communications, Inc. (Saga) as if they had occurred at the beginning of the period presented. The unaudited Pro Forma Combined Condensed Balance Sheet at March 31, 1996 reflects the acquisitions of WNAX AM/FM and WPOR AM/FM by Saga as if they had occurred on that date.


2.  PRO FORMA FINANCIAL STATEMENTS

The pro forma information for the year ended December 31, 1995 and the three months ended March 31, 1996 is based on historical financial statements of Saga, WNAX and WPOR after giving effect to the transactions and the adjustments described in Note 3. The pro forma financial statements may not be indicative of the results that actually would have occurred if the transactions had occurred on the dates assumed and do not project Saga's financial position or results of operations at any future date or period then ended. The pro forma financial statements should be read in conjunction with the financial statements and related notes of WNAX (a division of Roy H. Park Broadcasting of the Midwest, Inc.) and Ocean Coast Properties (WPOR) contained elsewhere herein and the financial statements and related notes of Saga included in Saga's Annual Report on Form 10-K for the year ended December 31, 1995.


3.  PRO FORMA ADJUSTMENTS

The accompanying pro forma combined condensed financial statements include adjustments to increase or (decrease) the pro forma combined condensed balance sheet, as follows:

         1. Elimination of excluded assets, liabilities, common stock, additional paid in capital and retained earnings (accumulated deficit) from historical WNAX and WPOR financial statements. Other current assets reflects a net addition due to reclassification of deferred barter to conform with Saga's presentation. Other current liabilities reflects a net addition due to the inclusion of legal and other start up fees.

         2. Fair value adjustment of $17,299,000 to acquired property, equipment, broadcast license and other intangibles (primarily start up costs).

         3.   Proceeds from the draws on the term loan facility.

                            Saga Communications, Inc.
           Notes to Pro Forma Combined Condensed Financial Statements
                                    Unaudited



3.  PRO FORMA ADJUSTMENTS (CONTINUED)


         4. Additional depreciation and amortization to reflect the fair value of acquired property, equipment and intangible assets. Property and equipment is depreciated over periods ranging from 5 to 31 years; intangible assets are amortized over periods ranging from 5 to 40 years.

         5. Incremental interest on the $17 million draw on the term loan facility at 7.25%.

         6. Estimated Federal and State income tax effect of combined historical operations of WNAX, WPOR and pro forma adjustments.

         7. Reclassification of depreciation to conform with Saga's presentation and elimination of directors fees and corporate management fee from historical WPOR and WNAX financial statements.